UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

AETHLON MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

8910 University Center Lane, Suite 660 San Diego, California (Address of principal executive offices)	92122 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

         This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 8.01	OTHER EVENTS

On March 22, 2012, Gemini Master Fund, Ltd., a Cayman Islands company ("Gemini") filed a complaint against the Registrant in the United States District Court, Southern District of New York, entitled Gemini Master Fund Ltd. v. Aethlon Medical, Inc., Case No. 12CV2111 (the "Complaint").  Gemini is seeking relief both in the form of money damages and delivery of shares of Registrant's common stock.

The Complaint alleges, among other things, that Registrant is in default of a certain promissory note originally issued to Gemini on February 12, 2010 by failing to pay the note in full and by failing to honor certain requests by Gemini to convert principal and interest under the note into shares of Registrant's common stock.

On May 1, 2012, Registrant filed its answer to the Complaint.  The answer denies Gemini's substantive allegations and sets forth nineteen affirmative defenses including, among other things, that Gemini’s claims are barred because it received and accepted a payment Registrant made in full settlement of Gemini’s claims against Registrant and Gemini was informed that acceptance of the payment would settle and discharge the disputed claim.

Registrant is informed that Gemini intends to amend the Complaint to add demands for additional shares of Registrant's common stock under a certain warrant issued to Gemini on November 22, 2010.  Registrant does not believe that additional shares are due to Gemini under either the note or the warrant due to, among other things, a share issuance limitation agreed to by both Gemini and the Registrant.

Registrant intends to vigorously defend the lawsuit.  Registrant has initiated discussions with Gemini to reach an out of court settlement however, to date, no settlement terms have been agreed upon.  There can be no assurance that such an out of court settlement of the lawsuit will be reached in the near term or at all. A conference with the Judge presiding over the case is set for June 12, 2012 for the purpose of setting a schedule of key dates and issues for the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James A. Joyce
James A. Joyce
Dated: May 30, 2012	Chief Executive Officer